 Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in the Registration Statement (Form F-1-Registration No. 333-258963) and the related prospectus of our report dated March 28, 2022, with respect to the consolidated financial statements of REE Automotive Ltd.  as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 06, 2022	A Member of Ernst & Young Global